Exhibit 99.1

PhotoMedex Reports Strong no!no!™ Sales During Recent Home Shopping Events, Exceeding Unit Sales Goal

HORSHAM, Pa.--(BUSINESS WIRE)--June 23, 2015--PhotoMedex, Inc. (NasdaqGS and TASE:PHMD) announces two very successful live television home shopping sales events, one in the U.S. at the end of May and the other in the UK at mid-June. Consumers purchased approximately 17,400 units of no!no!™ Hair and retail sales of nearly $3.5 million in a 24-hour period in the U.S. The company’s unit sales exceeded its pre-event expectations, and also exceeded a similar event on home shopping in May 2014 by approximately 4,000 units. In the UK, an event was held on a separate home shopping network exceeding the targeted expectations by completely selling out inventory purchased for the event.

“Our strategy to focus on the unique benefits of no!no! compared with other home hair removal treatments proved to be a success in both markets when we exceeded our internal stretch goals for both live television events. The no!no! model marketed to consumers during both events was the 8800, which was launched on home shopping in November of 2009. We are very pleased that six years and hundreds of thousands of units later, this model is still generating strong sales on live television home shopping,” said Dr. Dolev Rafaeli, chief executive officer of PhotoMedex.

About PhotoMedex

PhotoMedex is a global skin health company providing aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including acne and photo damage. Its long-held experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and direct to consumer outlets for home-use products. PhotoMedex sells home-use devices under the no!no!™ brand for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the press release, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to our ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com
or
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR